Stikeman Elliott LLP Barristers & Solicitors

1155 René Lévesque Blvd. West, 40th Floor, Montréal, Quebec, Canada H3B 3V2
Tel: (514) 397-3000 Fax: (514) 397-3222 www.stikeman.com

August 13, 2015

Sphere 3D Corp.
240 Matheson Boulevard East
Mississauga, ON L4Z 1X1
Canada

Dear Sirs/Mesdames:

Re:	Registration of common shares of Sphere 3D Corp.

     We have acted as Canadian special counsel to Sphere 3D Corp., a corporation amalgamated under the Business Corporations Act (Ontario) (the “Company”), in connection with the registration under the United States Securities Act of 1933, as amended (the “Act”), pursuant to a Registration Statement on Form F-3 (the “Registration Statement”), filed on or about the date hereof with the United States Securities and Exchange Commission, relating to the offer and sale, from time to time by the Company of such indeterminate number of common shares of the Company (the “Shares”) and/or warrants (the “Warrants” and together with the Shares, the “Registration Securities”) to purchase common shares of the Company (the “Underlying Shares”) in any combination as shall have an aggregate initial offering price not to exceed $40,000,000.

     The Registration Securities may be sold by the Company from time to time as set forth in the Registration Statement, the prospectus which forms a part of the Registration Statement (the “Prospectus”) and as to be set forth in one or more supplements to such Prospectus (each, a “Prospectus Supplement”). The Warrants may be issued under warrant agreements, indentures and/or certificates (collectively, the “Warrant Documents”), to be entered into among the Company and other applicable parties thereto.

     For the purposes of this opinion, we have examined copies of the Registration Statement and the Prospectus. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of and relied upon the following documents (collectively, the “Corporate Documents”):

(a)	the certificate and articles of amalgamation of the Company (the “Articles”);

(b)	the by-laws of the Company (together with the Articles, the “Constating Documents”);

(c)	certain resolutions of the Company’s directors; and

(d)	a certificate of an officer of the Company (the “Officer’s Certificate”).

     We also have reviewed such other documents, and have considered such questions of law, as we have deemed relevant and necessary as a basis for the opinion expressed herein. We have relied upon the Corporate Documents without independent investigation of the matters provided for therein for the purpose of providing our opinion expressed herein.

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     In examining all documents and in providing our opinion expressed herein we have assumed that:

(a)	all individuals had the requisite legal capacity;

(b)	all signatures are genuine;

(c)	all documents submitted to us as originals are complete and authentic and all photostatic, certified, telecopied, notarial or other copies conform to the originals;

(d)	all facts set forth in the official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate;

(e)	the certificate of amalgamation of the Company is conclusive evidence that the Company is amalgamated under the Business Corporations Act (Ontario);

(f)

all facts set forth in the certificates supplied by the respective officers and directors, as applicable, of the Company including, without limitation, the Officer’s Certificate, are complete, true and accurate;

(g)	at the time of the issuance of any Registration Securities, the Constating Documents and applicable laws shall not have been amended so as to affect the validity of such issuance;

(h)	an appropriate Prospectus Supplement with respect to the Registration Securities will have been prepared and filed in compliance with the Act and the applicable rules and regulations thereunder;

(i)

at or prior to the time of the delivery of any Registration Securities, the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Act and such effectiveness will not have been terminated or rescinded;

(j)

the Registration Securities are issued in accordance with the terms of their governing instruments, and so as not to violate any applicable law, Warrant Document or other governing document, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company;

(k)

the board of directors of the Company, any appropriate committee duly appointed thereby, and appropriate officers of the Company, will have taken all necessary corporate action, including the adoption of a resolution or resolutions of the board of directors in form and content as required by applicable law, to approve the issuance, reservation (if applicable), and terms of the Registration Securities, the consideration to be received therefor, the Warrant Documents and the execution thereof, and related matters (the “Authorization”);

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(l)

all applicable Warrant Documents will have been duly authorized, executed and delivered by the Company and the other parties thereto, and constitute legally binding and valid obligations of the parties thereto, enforceable against each of them in accordance with their terms;

(m)

all Registration Securities will be offered, issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the appropriate Prospectus Supplement; and

(n)

if the Registration Securities are to be sold pursuant to a definitive purchase, subscription, underwriting or similar agreement, such agreement will have been duly authorized, executed and delivered by the Company and the other parties thereto, enforceable against each of them in accordance with its terms.

     We express no opinion as to any laws, or matters governed by any laws, other than the laws of the province of Ontario and the federal laws of Canada applicable therein. Our opinion is expressed with respect to the laws in effect on the date of this opinion and we do not accept any responsibility to take into account or inform the addressee, or any other person authorized to rely on this opinion, of any changes in law, facts or other developments subsequent to this date that do or may affect the opinion we express, nor do we have any obligation to advise you of any other change in any matter addressed in this opinion or to consider whether it would be appropriate for any person other than the addressee to rely on our opinion.

     Where our opinion expressed herein refers to consideration being paid for the Registration Securities, no opinion is expressed as to the adequacy of any consideration received.

     Based and relying upon the foregoing, we are of the opinion that:

(a)

When the terms, issuance and sale of the Shares, the Registration Statement, have been duly authorized and established by applicable Authorization, in accordance with the Constating Documents, the Registration Statement, and applicable law, and when (i) all required consideration (in whatever form), determined to be adequate by the Authorization, for the Shares has been received in full by the Company, and (ii) if certificated, the certificates representing the Shares have been duly executed and delivered by the proper officers of the Company to the purchasers thereof against payment of the agreed- upon consideration therefor in the manner contemplated in the Authorization, any definitive purchase, subscription, underwriting or similar agreement, the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto, the Shares will be validly issued as fully paid and non-assessable.

(b)

When the terms, issuance, and sale of the Warrants, the performance under the Warrant Documents, the reservation and issuance of the Underlying Shares upon the exercise of the Warrants, and the Warrant Documents have been duly authorized and established by applicable Authorization, in accordance with the Constating Documents, the Registration Statement, and applicable law, and when (i) all required consideration (in whatever form), determined to be adequate by the Authorization, for the Warrants has been received in full by the Company; and (ii) the certificates representing the Warrants have been duly executed, countersigned (if required), issued, and delivered to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Authorization, any definitive purchase, subscription, underwriting or similar agreement, the Warrant Documents, the Registration Statement, the Prospectus and any Prospectus Supplement, the Warrants will be validly issued as fully paid and non-assessable.

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     This opinion has been prepared for your use in connection with the Registration Statement and is expressed as of the date hereof. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Registration Statement or the Registration Securities.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm on the cover page and under the caption "Legal Matters". In giving this consent, we do not admit that we are within the category of persons whose consent is required under the Act or the rules and regulations promulgated thereunder. This opinion may not be quoted from or referred to in any documents other than the Registration Statement as provided for herein without our prior written consent.

Yours truly,

/s/ Stikeman Elliot LPP